UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

Jaguar Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36714	46-2956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street
Suite 400
San Francisco, California	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 371-8300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

First Amendment to Manufacturing and Supply Agreement

On June 22, 2026, Napo Pharmaceuticals, Inc. (“Napo”), the wholly-owned subsidiary of Jaguar Health, Inc., a Delaware corporation (the “Company” or “Jaguar”), and the Company entered into a First Amendment to Manufacturing and Supply Agreement (the “First Amendment”) with Woodward Specialty LLC, a limited liability company organized under the laws of Puerto Rico (“Woodward”), amending that certain Manufacturing and Supply Agreement, dated as of January 12, 2026, by and among Napo, Jaguar and Woodward (the “Supply Agreement”).

The First Amendment primarily clarifies (a) how and where title to manufactured product inventory is transferred from Napo to Woodward, (b) that Napo shall manage the inventory until the earlier of (i) the date on which certain conditions set forth in the First Amendment are satisfied, and (ii) December 31, 2026, (c) that Napo shall manage the inventory during such transition period, and (d) that Woodward shall be responsible for certain costs and liabilities related to the provision of these services by Napo. These temporary changes ensure business continuity while Woodward completes operational and licensing transitions. The First Amendment does not affect other rights or obligations under the original Manufacturing and Supply Agreement, except as specifically set forth therein.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events.

On June 25, 2026, the Company issued a press release announcing the conversion of the Company’s Series O Convertible Preferred Stock (CUSIP No. 47010C870) into shares of voting common stock, par value $0.0001 per share, of the Company (CUSIP No. 47010C862) (the “Common Stock”) pursuant to Section 6(a) of the Certificate of Designation of Preferences, Rights and Limitations of Series O Convertible Preferred Stock (the “Certificate of Designation”). Each share of Series O Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), will automatically be converted into 3.209 shares of Common Stock at 12:00 pm Eastern Time on June 25, 2026. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. This Current Report on Form 8-K constitutes notice by the Company of its election to effect an Optional Conversion of the outstanding shares of Series O Preferred Stock as provided in Sections 6(a) and 6(d) of the Certificate of Designation.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the Company’s expectation that its intestinal failure program will continue to provide clinical proof-of-concept milestones, the Company’s expectation that the opportunity may exist to bring in non-dilutive funds from potential licensee partners to support the intestinal failure program, the Company’s plans to pursue Breakthrough Therapy designation for crofelemer for the indication of microvillus inclusion disease (MVID), and the Company’s expectation that it will file an NDA with the FDA for the MVID indication in the first half of 2027. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, including the information discussed under the captions “Item 1 Business,” “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Company’s various other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Manufacturing and Supply Agreement, dated as of June 22, 2026, by and among Napo Pharmaceuticals, Inc., Jaguar Health, Inc., and Woodward Specialty LLC

99.1	Press Release, dated June 25, 2026

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
Name:	Lisa A. Conte
Title:	President and Chief Executive Officer

Date: June 25, 2026